Exhibit 99.1
Duoyuan Printing Receives Notice of Suspension from NYSE
BEIJING, March 29, 2011 — Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), today announced that it received a notice from the NYSE Regulation, Inc. (“NYSE Regulation”) indicating that the NYSE Regulation has determined that the common stock of the Company should be suspended prior to the opening on April 4, 2011. Trading of the Company’s stock will continue on the Over-the-Counter market following suspension.
The decision was reached in view of the fact that the Company is a late filer and was under review by NYSE Regulation in light of the delay in filing with the Securities and Exchange Commission of its June 30, 2010 Form 10-K and certain of its fiscal 2011 Form 10-Q filings.
The Company plans to request a review of this determination by a Committee of the Board of Directors of NYSE Regulation. Application to the Securities and Exchange Commission to delist the issue is pending the completion of applicable procedures, including the appeal by the Company of the NYSE Regulation staff’s determination. In the event that the appeal is successful and the Company otherwise meets the continuing listing standards of NYSE, trading of the Company’s common stock on the NYSE would be reinstated, although no timetable has been established as to when the Committee of NYSE Regulation would be able to hear such an appeal.
“While we are disappointed with the NYSE’s decision, we plan to appeal for reinstatement on the exchange’s main board as soon as possible,” commented Everett Chui, the Company’s Audit Committee Financial Expert. “Our internal investigation into the matters raised by Deloitte has made substantial progress. We anticipate its completion at the end of April 2011, at which point we plan to engage an auditor to allow us to complete our SEC filings and fulfill the listing standards of the NYSE. We truly appreciate the continuing patience of our investors and look forward to bringing the market further updates in a timely manner.”
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com.

For investor enquiries, please email ir@duoyuan.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, the continued trading of the Company’s common stock on the Over-the-Counter market or the NYSE, the Company’s plan to appeal NYSE Regulation’s determination to suspend trading in the Company’s common stock, the outcome of such an appeal, the ability to meet the continued listing standards of the NYSE, the Company’s ability to restore investor confidence, the ability to resolve open audit issues and the schedule of completing the Company’s internal investigation, retaining an audit firm and the filing of the Company’s SEC reports. These forward-looking statements are based on the Company’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, the results of the Company’s internal investigation, NYSE Regulation’s view of the merits of the Company’s appeal, the Company’s ability to retain an independent registered public accounting firm, the Company’s ability to address any concerns raised by its internal investigators, the NYSE Regulation, potential auditors, the SEC or any other third party. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.